AMENDMENT TO OPERATING EXPENSES AGREEMENT

This Amendment to the Operating Expenses Agreement (this “Amendment”), effective as of July 29, 2022, is made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Operating Expenses Agreement, dated as of November 4, 2003, as amended from time to time, by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement to limit the Funds’ Operating Expenses; and

WHEREAS, the Parties wish to amend Appendix A of the Agreement to provide for the renaming and reduction in the Expense Cap of one existing series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

a)	The renaming and reduction in the Expense Cap of the Matthews Emerging Markets Sustainable Future Fund (formerly the Matthews Asia ESG Fund) on the attached amended Appendix A.

b)	The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Appendix A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ Theresa Noriega-Lum
Name: John P. McGowan		Name: Theresa Noriega-Lum
Title: Vice President and Secretary		Title: Chief Financial Officer
Date: July 29, 2022		Date: July 29, 2022

Appendix A

(updated July 29, 2022)

Fund	Expense Cap	Effective Date

Matthews Asian Growth and Income Fund

Matthews Asia Dividend Fund

Matthews China Dividend Fund

Matthews Asia Growth Fund

Matthews Pacific Tiger Fund

Matthews Asia Innovators Fund (formerly known as the Matthews Asia Science and Technology Fund)

Matthews China Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews China Small Companies Fund

• Institutional Class	1.20%	April 30, 2020

• Investor Class	(1.20+X)%[1]	April 30, 2020

Matthews Asia Total Return Bond Fund (formerly known as the Matthews Asia Strategic Income Fund)

• Institutional Class	0.90%	May 1, 2014

• Investor Class	(0.90+X)%[1]	May 1, 2014

Matthews Asia Credit Opportunities Fund

• Institutional Class	0.90%	April 29, 2016

• Investor Class	(0.90+X)%[1]	April 29, 2016

Matthews Emerging Markets Equity Fund

• Institutional Class	0.90%	April 30, 2020

• Investor Class	(0.90+X)%[1]	April 30, 2020

Matthews Emerging Markets Small Companies Fund (formerly known as the Matthews Asia Small Companies Fund)

• Institutional Class	1.15%	April 30, 2021

• Investor Class	(1.15+X)%[1]	April 30, 2021

Matthews Emerging Markets Sustainable Future Fund (formerly known as the Matthews Asia ESG Fund)

• Institutional Class	1.15%	July 29, 2022

• Investor Class	(1.15+X)%[1]	July 29, 2022

[1]

With respect to the Institutional Class, Matthews will first reduce the “Class Specific Expenses” and then, to the extent necessary, further reduce “All Other Expenses” to limit the total Operating Expenses of the Institutional Class to the Expense Cap. With respect to the Investor Class, Matthews will reduce the same amount (in annual percentage terms) of “All Other Expenses” reduced for the Institutional Class without first reducing any Class Specific Expenses of the Investor Class. As used herein, the “Class Specific Expenses” of a Class means the Operating Expenses of that Class that are specific to that Class, including, without limitation, intermediary fees; and “All Other Expenses” of a Class means all Operating Expenses other than the Class Specific Expenses of that Class. All Other Expenses are the same in annual percentage terms for both the Institutional Class and the Investor Class of the same Fund. With respect to the expense cap for the Investor Class of a Fund, “X” represents the sum of (i) the amount (in annual percentage terms) of the Class Specific Expenses incurred by the Investor Class that exceed those incurred by the Institutional Class; and (ii) the amount (in annual percentage terms) of the Class Specific Expenses reduced for the Institutional Class and not the Investor Class.